AMENDMENT TO AMENDED AND RESTATED CUSTODY AGREEMENT

This Amendment is made as of January 3, 2008 to the Amended and Restated Custody Agreement dated September 25, 2007 (the “Agreement”) between Old Mutual Funds I (the “Fund”) and The Bank of New York (the “Custodian”).

WHEREAS, the Fund and the Custodian wish to modify the provisions of the Agreement as set forth below;

NOW THEREFORE, the Fund and the Custodian hereby amend the Agreement as follows:

1.	Schedule II of the Agreement is hereby deleted in its entirety and replaced with the Schedule II attached hereto.
2.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

OLD MUTUAL FUND SERVICES

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Joseph F. Keenan
Name:	Joseph F. Keenan
Title:	Managing Director

SCHEDULE II

TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

BETWEEN OLD MUTUAL FUNDS I AND THE BANK OF NEW YORK

DATED SEPTEMBER 25, 2007

AS AMENDED JANUARY 3, 2007

SERIES

FUND	TAX IDENTIFICATION NUMBER
Old Mutual Analytic Defensive Equity Fund	23-2963469
Old Mutual Analytic Global Defensive Equity Fund	30-0352515
Old Mutual Asset Allocation Balanced Portfolio	20-1250687
Old Mutual Asset Allocation Conservative Portfolio	20-1250611
Old Mutual Asset Allocation Growth Portfolio	20-1250766
Old Mutual Asset Allocation Moderate Growth Portfolio	20-1250736
Old Mutual Clay Finlay China Fund	20-3742536
Old Mutual Clay Finlay Emerging Markets Fund	20-3742983
Old Mutual Copper Rock Emerging Growth Fund	20-2908053
Old Mutual International Bond Fund	38-3764452
Old Mutual International Equity Fund	20-3743037
Old Mutual Provident Mid-Cap Growth Fund	38-3764451
Old Mutual Analytic VA Defensive Equity Portfolio	30-0380762
Old Mutual Analytic VA Global Defensive Equity Portfolio	32-0181313
Old Mutual VA Asset Allocation Balanced Portfolio	37-1528627
Old Mutual VA Asset Allocation Conservative Portfolio	36-4593835
Old Mutual VA Asset Allocation Growth Portfolio	61-1508965
Old Mutual VA Asset Allocation Moderate Growth Portfolio	38-3741710